UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 21, 2014

Silver Bay Realty Trust Corp.
(Exact name of registrant as specified in its charter)

Maryland	001-35760	90-0867250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Carlson Parkway, Suite 250 Minnetonka, MN 55305
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:   (952) 358-4400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07           Submission of Matters to a Vote of Security Holders

Silver Bay Realty Trust Corp., or the Company, held its 2014 Annual Meeting of Stockholders on May 21, 2014 for the purpose of electing nine directors and ratifying the appointment of Ernst & Young LLP as its independent registered public accountants.

For more information on the proposals described below, refer to the Company’s proxy statement dated April 9, 2014, which was filed with the Securities and Exchange Commission on April 9, 2014. As of the record date, there were a total of 38,458,865 shares of common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 30,281,785 shares of common stock, or approximately 79%, were represented in person or by proxy; therefore, a quorum was present.

Proposal 1 — Election of Directors

The nine nominees proposed by the Company’s Board of Directors were elected to serve as a director until its Annual Meeting of Stockholders to be held in 2015 and until his or her successor is duly elected and qualified. The voting results for each nominee were as follows:

Nominee	For	Withheld	Broker Non-Votes
Thomas W. Brock	19,275,891	103,273	10,902,621
Daryl J. Carter	19,242,883	136,281	10,902,621
Tanuja M. Dehne	19,239,176	139,988	10,902,621
Stephen G. Kasnet	16,850,269	2,528,895	10,902,621
Irvin R. Kessler	18,570,388	808,776	10,902,621
David N. Miller	18,903,461	475,703	10,902,621
Thomas Siering	17,904,765	1,474,399	10,902,621
Brian C. Taylor	18,565,016	814,148	10,902,621
Ronald N. Weiser	19,236,649	142,515	10,902,621

Proposal 2 — Ratification of Selection of Independent Registered Public Accounting Firm

Stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the year ending December 31, 2014. The proposal received the following final voting results: 30,058,801 for; 72,228 against; and 80,847 abstentions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER BAY REALTY TRUST CORP.

	By:	/s/ TIMOTHY W. J. O’BRIEN
Timothy W. J. O’Brien
General Counsel and Secretary

Date: May 27, 2014